Contact:
Investors:

Progenics Pharmaceuticals, Inc.
Richard W. Krawiec, Ph.D.
Vice President, Corporate Affairs
(914) 789-2814
rkrawiec@progenics.com

Dory A. Lombardo
Senior Manager, Corporate Affairs
(914) 789-2818
dlombardo@progenics.com

Media: WeissComm Partners Aline Schimmel (312) 646-6295
PROGENICS APPOINTS PETER J. CROWLEY
AS INDEPENDENT BOARD MEMBER

Tarrytown, NY – February 4, 2009 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced the appointment of Peter J. Crowley to its Board of Directors as an independent director. A senior healthcare investment banker with over 20 years’ experience in the industry, Mr. Crowley will also serve on the Company’s Audit Committee.

“Peter is a respected member of the financial community who has worked extensively with Progenics in past years, enabling significant contributions to our success,” said Paul J. Maddon, M.D., Ph.D., Chief Executive Officer, Chief Science Officer and Company Founder. “His industry expertise and business acumen will be invaluable as we select strategies to advance our virology and oncology programs and further the Company’s development.  I welcome Peter to our team and look forward to working with him in his new role.”

Mr. Crowley, 49, retired last year from a 23-year career at CIBC World Markets, where he headed Healthcare Investment Banking since 1995, with responsibility for public and private financing and advisory services for biotechnology, pharmaceutical, medical device and healthcare services companies. While at CIBC, Mr. Crowley worked in the mergers and acquisitions group, the principal investments group and for the last 14 years had been head of healthcare investment banking.  Mr. Crowley’s early professional experience was with Allen and Company and Blyth Eastman Paine Webber.

Mr. Crowley serves on the boards of the New York Eye and Ear Infirmary, the Cancer Research Institute, the Foundation Fighting Blindness, the Glaucoma Foundation, and Rye Country Day School. He is also a board member at Jurlique plc, a skin care company, and Napastyle, a specialty food and furnishings company. Peter is active as a committee member of the Harvard Alumni Association and member of the Council of Rockefeller University. In addition to a Harvard undergraduate degree in economics, he holds an M.B.A. in finance from Columbia University’s Graduate School of Business.

Mr. Crowley’s appointment brings Progenics’ board to eight members, six of whom are independent under applicable regulatory standards and only one of whom is a Company employee. Mr. Crowley’s appointment allows Progenics to be operating in compliance with Nasdaq Marketplace Rule 4350(d), which requires a Nasdaq-listed company to have an audit committee with at least three members, each of whom meets both the NASDAQ and SEC independence requirements.

(PGNX-G)

About the Company

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology, virology—including human immunodeficiency virus (HIV) and hepatitis C virus (HCV) infections—and oncology. Progenics, in collaboration with Wyeth, is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced side effects. RELISTOR is currently approved in over 30 countries, which include approvals in the U.S., Canada and Australia, as well as all European Union member countries. In the U.S., RELISTOR (methylnaltrexone bromide) subcutaneous injection is indicated for the treatment of opioid-induced constipation (OIC) in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. Marketing applications are pending for RELISTOR in other countries. In the area of virology, Progenics is developing the HIV entry inhibitor PRO 140, a humanized monoclonal antibody targeting the entry co-receptor CCR5, which is currently in phase 2 clinical testing. The Company is also developing a novel HCV entry inhibitor, PRO 206. In the area of oncology, the Company is conducting a phase 1 clinical trial of a human monoclonal antibody-drug conjugate (ADC) for the treatment of prostate cancer—a selectively targeted cytotoxic antibody directed against prostate-specific membrane antigen (PSMA). PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. Progenics is also conducting a phase 1 clinical trial with a vaccine designed to treat prostate cancer by stimulating an immune response to PSMA.

DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When we use the words "anticipates," "plans," "expects" and similar expressions, we are identifying forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, this may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies; potential product liability; intellectual property, litigation, environmental and other risks; the risk that licenses to intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that our lead product, RELISTOR®, will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

We do not have a policy of updating or revising forward-looking statements and assume no obligation to update any statements as a result of new information or future events or developments. Thus, it should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

Editors Note:

For more information about Progenics Pharmaceuticals, Inc., please visit www.progenics.com.